As filed with the Securities and Exchange Commission on December 12, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Jive Software, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	42-1515522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jive Software, Inc.

325 Lytton Avenue, Suite 200

Palo Alto, California 94301

(650) 319-1920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony Zingale

Chief Executive Officer

Jive Software, Inc.

325 Lytton Avenue, Suite 200

Palo Alto, California 94301

(650) 319-1920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Robert G. Day, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Gordon K. Davidson, Esq. Jeffrey R. Vetter, Esq. James D. Evans, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-176483

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ____________

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ____________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (a)	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee (b)
Common Stock, $0.001 par value per share	2,000,000	$12.00	$24,000,000	$2,750.40

(a)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-176483).
(b)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $134,555,400 on a Registration Statement on Form S-1 (File No. 333-176483), which was declared effective by the Securities and Exchange Commission on December 12, 2011. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Jive Software, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-176483), which we originally filed on August 24, 2011, as amended, or the Registration Statement, and which the SEC declared effective on December 12, 2011.

We are filing this registration statement for the sole purpose of increasing by 2,000,000 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 12th day of December, 2011.

JIVE SOFTWARE, INC.

By:	/s/ Anthony Zingale
Anthony Zingale Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Zingale Anthony Zingale	Director and Chief Executive Officer (Principal Executive Officer)	December 12, 2011

/s/ Bryan LeBlanc Bryan LeBlanc	Chief Financial Officer (Principal Financial Officer)	December 12, 2011

* David G. DeWalt	Director	December 12, 2011

* Jim Goetz	Director	December 12, 2011

* Bill Lanfri	Director	December 12, 2011

* Sundar Pichai	Director	December 12, 2011

* Chuck Robel	Director	December 12, 2011

* Ted Schlein	Director	December 12, 2011

* Bill Lynch	Director	December 12, 2011

*By:	/s/ Bryan LeBlanc
Bryan LeBlanc Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, independent auditor.

23.2	Consent of KPMG LLP, independent registered public accounting firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors of Jive Software, Inc. (incorporated by reference to Registration Statement on Form S-1 (File No. 333-176483) filed August 24, 2011, as amended).